UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

March 23, 2026

Date of Report (Date of earliest event reported)

Drugs Made In America Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42467	99-2394788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 East Broward Boulevard, Suite 700 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

646-726-7074

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary share, $0.0001 par value and one right to receive one-eighth of one ordinary share	DMAAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	DMAA	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-eighth of one Ordinary Share	DMAAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2026, Drugs Made In America Acquisition Corp. (the “Company”) issued an interim convertible note (the “Interim Note”) to BV Advisory Partners, LLC (the “Investor”) in the principal amount of $100,000 (the “Interim Loan”). The Interim Loan represents an initial loan towards a contemplated $500,000 financing (the “Financing”) pursuant to the Definitive Interim Investment and Sponsor Transition Agreement dated March 23, 2026 (the “Investment Agreement”) described under Item 8.01 of this Current Report on Form 8-K.

The Interim Note has a maturity date six months from the date of issuance, unless earlier converted or credited toward the definitive financing under the Investment Agreement and does not bear interest. Upon the consummation of initial business combination by the Company (a “Business Combination”), the outstanding principal amount of the Interim Loan may, at the option of the Investor, be converted into shares of the combined entity at a conversion price equal to a 35% discount to the market price of such shares at the time of conversion.

The Company intends to use the proceeds of the Interim Loan for accounting expenses, audit expenses and other expenses related to a Business Combination although it has not yet entered into an agreement for a Business Combination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Interim Loan is incorporated herein by reference.

The Interim Loan represents a direct financial obligation of the Company. The Interim Loan is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On March 23, 2026, the Company entered into the Investment Agreement with the Investor relating to a proposed financing transaction pursuant to which the Investor indicated its intent to provide financing to the Company through a convertible note investment, of which the Interim Loan represented the first tranche. Pursuant to the Investment Agreement, the aggregate amount to be loaned is $500,000. The second tranche of $200,000 will be made within 21 days with the remainder of the commitment on an as-needed basis. The Company also agreed to use commercially reasonable efforts to provide the Investor with not less than 40% of the economic benefit equivalent to sponsor-level economics. The Investor has the right but not the obligation to provide additional funding beyond the $500,000 commitment.

In connection with the Investment Agreement, the Investor has introduced to the Company a potential business combination opportunity involving an enterprise technology platform focused on artificial intelligence, machine learning, quantum analytics, and cybersecurity solutions, consistent with the business of Power Analytics Global Corporation.

The Company has commenced preliminary due diligence with respect to this potential opportunity. As of the date of this report, no letter of intent, term sheet, or definitive agreement has been executed, and there can be no assurance that any business combination will result from this evaluation.

The foregoing description of the Investment Agreement and Interim Loan is not complete and is qualified in its entirety by reference to the full text of the Investment Agreement and Interim Loan, copies of which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Definitive Interim Investment and Sponsor Transition Agreement
10.2	Interim Convertible Note
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2026

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Roger Bendelac
Name:	Roger Bendelac
Title:	Chief Executive Officer

2